CASH INCENTIVE AGREEMENT

This CASH INCENTIVE AGREEMENT dated February 15, 2000 (this "Employment Agreement") is by and between TRISM, INC., a Delaware corporation (the "Corporation"), and Edward L. McCormick (the "Executive").

R E C I T A L S:

WHEREAS, the Corporation desires to induce the Executive to continue his employment with the Company in an executive capacity; and

WHEREAS, the Executive is willing to continue such employment.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Corporation and the Executive hereby agree as follows:

1. Definitions

(a) "Cause" means (i) the commission by the Executive of any fraud upon the Corporation or any willful misconduct that is materially economically injurious to the Corporation, (ii) the conviction of, or pleading guilty to a felony, (iii) habitual absenteeism, (iv) chronic alcoholism or other form of addiction that interferes with the Executive's performance of material duties with the Corporation, or (iv) the willful failure of the Executive to perform substantially the Executive's duties with the Corporation (other than such failure resulting from incapacity due to physical or mental illness that results in disability), after a written demand for such performance is delivered to the Executive by the Board of Directors of the Corporation, which specifically identifies the manner in which the Board of Directors believes that the Executive has not substantially performed the Executive's duties, and which is not remedied by the Executive 10 days after receipt of any such demand. No act or failure to act shall be considered "willful" unless it is done, or omitted to be done, in bad faith or without reasonable belief that the act or omission was in the best interests of the Corporation. Any act, or failure to act, by the Executive based upon authority given to the Executive pursuant to a resolution adopted by the Board of Directors or based upon the advice of regular outside counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation.

(b) "Disability" means total and permanent disability of the Executive. The Executive shall be deemed to be physically or mentally incapacitated on a permanent basis if the Executive is unable, by reason of any physical or mental incapacity, for a period of 180 consecutive days during any calendar 12-month period to perform his duties and responsibilities hereunder in a manner reasonably satisfactory to the Board of Directors of the Corporation.

(c) "Good Reason" means (i) the assignment to the Executive, without his prior written consent, of duties materially inconsistent with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Corporation which results in a diminution in the Executive's position, authority, duties or responsibilities, excluding for this purpose any action that is remedied by the Corporation within 10 days after receipt of notice thereof given by the Executive; (ii) any failure by the Corporation, in any material respect, to comply with any of the compensation and benefits provisions of the Executive's employment agreement with the Corporation, or any other material breach by the Corporation of such employment agreement which, in either case, is not remedied by the Corporation within 20 days after receipt of notice thereof given by the Executive; or (iii) relocation of the Executive's office more than 60 miles from the Corporation's current headquarters without the Executive's prior written consent.

2. Cash Incentive Payment

Subject to the terms of this Cash Incentive Agreement, the Corporation shall pay the Executive the following amounts:

(a) In the event a sale of all or substantially all of the capital stock or assets of the Corporation or the merger or consolidation of the Corporation with any other corporation, partnership, association or other business organization or division thereof, which results in the Corporation's 12% Senior Subordinated Notes due 2005 being paid in full, including, but not limited to accrued interest and any prepayment fees is consummated, on or prior to December 31, 2000 (the "2000 Transaction"), the Corporation shall pay the Executive an amount equal to the sum of:

(i) (A) the difference between (x) the per share amount received by the stockholders of the Corporation in the 2000 Transaction or, in the case of an asset sale, any liquidation following the 2000 Transaction, up to a maximum of $10.00 per share, and (y) $2.00 per share, multiplied by (B) 30,000;

(ii) (A) the difference between (x) the per share amount received by the stockholders of the Corporation in the 2000 Transaction or, in the case of an asset sale, any liquidation following the 2000 Transaction, up to a maximum of $11.00 per share, and (y) $2.00 per share, multiplied by (B) 15,000; and

(iii) (A) the difference between (x) the per share amount received by the stockholders of the Corporation in the 2000 Transaction or, in the case of an asset sale, any liquidation following the 2000 Transaction, up to a maximum of $12.00 per share, and (y) $2.00 per share, multiplied by (B) 15,000.

(b) In the event a sale of all or substantially all of the capital stock or assets of the Corporation or the merger or consolidation of the Corporation with any other corporation, partnership, association or other business organization or division thereof, which results in the Corporation's 12% Senior Subordinated Notes due 2005 being paid in full, including, but not limited to accrued interest and any prepayment fees is consummated, on or prior to December 31, 2001 but after December 31, 2000 (the "2001 Transaction"), the Corporation shall pay the Executive an amount equal to the sum of:

(i) (A) the difference between (x) the per share amount received by the stockholders of the Corporation in the 2000 Transaction or, in the case of an asset sale, any liquidation following the 2000 Transaction, up to a maximum of $10.00 per share, and (y) $4.00 per share, multiplied by (B) 30,000;

(ii) (A) the difference between (x) the per share amount received by the stockholders of the Corporation in the 2000 Transaction or, in the case of an asset sale, any liquidation following the 2000 Transaction, up to a maximum of $11.00 per share, and (y) $4.00 per share, multiplied by (B) 15,000; and

(iii) (A) the difference between (x) the per share amount received by the stockholders of the Corporation in the 2000 Transaction or, in the case of an asset sale, any liquidation following the 2000 Transaction, up to a maximum of $12.00 per share, and (y) $4.00 per share, multiplied by (B) 15,000.

3. Term.

This Agreement shall terminate on the earliest to occur of:

(a) January 1, 2002; unless there is a 2000 Transaction or a 2001 Transaction, in which case the Corporation's obligations under Section 2 shall continue until the amounts due hereunder are paid in full;

(b) one year after the date of the termination of the Executive's employment with the Corporation due to the Executive's death or Disability;

(b) 90 days after the date of the event which would be grounds for termination of the Executive's employment by the Corporation for Cause, but only if the Corporation has terminated the Executive's employment for Cause;

(c) one year after the date the Executive ceases to be an employee of the Corporation due to the termination of Executive's employment by the Corporation without Cause or by the Executive for Good Reason; or

(d) 30 days after the date of the Executive otherwise voluntarily ceases to be an employee of the Corporation.

4. Adjustment.

On the date of this Agreement, pursuant to the TRISM, Inc. 2000 Stock Option Plan (the "Plan"), the Executive is being granted an option to purchase 60,000 shares of common stock of the Corporation. In the event of any such change in the capital structure or business of the Corporation by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding common stock or capital stock other than common stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Corporation's capital structure or business and the Board of Directors or Stock Option Committee provides for an adjustment to the aggregate number shares which were issued to the Executive under Plan, the multiplier in Section 2(a)(i) through (iii) and 2(b)(i) through (iii) shall be appropriately adjusted consistent with such change.

5. Miscellaneous

(a) Entire Agreement. This Agreement contains the entire agreement between the Corporation and the Executive and supersedes all prior employment agreements, arrangements or understandings with respect thereto.

(b) Assignment. This Agreement shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Corporation, and any such successor shall be deemed substituted for all purposes of the "Corporation" under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets of the Corporation. Notwithstanding such assignment, the Corporation shall remain, with such successor, jointly and severally liable for all its obligations hereunder. Except as herein provided, this Agreement may not otherwise be assigned by the Corporation. This Agreement is not assignable by the Executive.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (other than the choice of law principles thereof).

(d) Arbitration. Any controversy arising out of, or relating to, this Agreement shall be settled by arbitration in Atlanta, Georgia in accordance with the rules of the American Arbitration Association. The Corporation and the Executive agree that service of process or notice of motion or other application in connection with any arbitration may be served by the means by which notices are to be given under this Agreement, provided a reasonable time for appearance is allowed. Any award or determination made by the arbitrator as provided for hereunder shall be binding and conclusive upon the Corporation and the Executive.

(e) Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(f) Notices. All notices pursuant to this Agreement shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

If to the Corporation:

TRISM, Inc.
Attn: General Counsel
4174 Jiles Road
Kennesaw, GA 30144

If to the Executive:

Edward L. McCormick
4337 Highborne Drive
Marietta, GA 30066

Any party may by written notice change the address to which notices to such party are to be delivered or mailed.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the Corporation and the Executive have executed this Employment Agreement on the date first above written.

TRISM, INC.

By: __________________________________
Name:
Title:

Executive

_____________________________________
Edward L. McCormick